UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2011

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(c)

Eastman Kodak Company (the “Company”) announced today that its board of directors has elected Laura G. Quatela as President of the Company on December 20, 2011.  Ms. Quatela, whose election is effective January 1, 2012, will serve alongside Philip Faraci who continues in his role as President of the Company.  A copy of the Company’s press release announcing Ms. Quatela’s election is attached as Exhibit (99.1).

Ms. Quatela is currently the Company’s General Counsel and has previously served as Chief Intellectual Property Officer beginning in 2008 and Managing Director, Intellectual Property Transactions. She was elected a Vice President of the Company in 2006.

In relation to her current and previous positions with the Company, Ms. Quatela has a performance incentive compensation arrangement pertaining to the execution of intellectual property transactions.

Patrick M. Sheller, currently the Company’s Secretary, Chief Compliance Officer & Deputy General Counsel, will succeed Ms. Quatela as General Counsel.

ITEM 9.01  Financial Statements and Exhibits

(d) Exhibits

(99.1)	Press release issued by Eastman Kodak Company on December 22, 2011, relating to the appointment of Laura G. Quatela as President of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     EASTMAN KODAK COMPANY

                                      By:  /s/Patrick M. Sheller

                                                               Patrick M. Sheller
                                                                                                                                               Secretary

Date:  December 22, 2011

EASTMAN KODAK COMPANY
INDEX TO EXHIBIT

Exhibit No.

(99.1)	Press release issued by Eastman Kodak Company on December 22, 2011, relating to the appointment of Laura G. Quatela as President of the Company.